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                                   JONES & KELLER
                                  Attorneys At Law
                             A Professional Corporation
                                   1625 Broadway
                                     Suite 1600
                               Denver, Colorado 80202
                              Telephone (303) 573-1600
                             Telecopier (303) 573-0769





                              November 19, 1997



Tipperary Corporation
633 Seventeenth Street
Suite 1550
Denver, Colorado 80202

Re:  Tipperary Corporation - Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to Tipperary Corporation, a Texas corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 50,000 shares of $.02 par value common stock (the "Common Stock") of the Company that may be issued on the exercise of the 1995 Compensatory Warrant (the "Warrant") granted to James A. McAuley.

     This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

     In connection with this opinion, we have examined and relied upon the original, or copies certified to our satisfaction, of (1) the Articles of Incorporation and the Bylaws of the Company, as amended; (2) minutes and records of the corporate proceedings of the Company with respect to the granting of the Warrant, the issuance of shares of Common Stock pursuant to the Warrant and related matters; and (3) the Registration Statement and exhibits deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate,

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Tipperary Corporation
November 19, 1997
Page 2


upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon our examination, consideration of, and reliance on the documents and other matters described above, we are of the opinion that the shares of Common Stock which may be issued upon exercise of the Warrant will be, when paid for and upon proper exercise of the Warrant, duly and validly issued and fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement.

                              Very truly yours,


                              /s/ Jones & Keller, P.C.
                              JONES & KELLER, P.C.